EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF GUARANTY BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arthur B. Scharlach, Jr., President and Chief Executive Officer of Guaranty Bancshares, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K of the Company for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1.	the Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

By: /s/ Arthur B. Scharlach, Jr.

Arthur B. Scharlach, Jr. President and Chief Executive Officer

Dated: March 15, 2004

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